EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161023 on Form S-3 of Consumers Bancorp, Inc. of our report dated September 5, 2025 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Cleveland, Ohio

September 5, 2025